UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 28, 2010

NEAH POWER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-49962	88-0418806
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22118 20th Ave. SE, Suite 142
Bothell, Washington	98021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 424-3324

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.

On January 28, 2010 the registrant appointed  to its Board of Directors Professor Somyos Durongkadej to fill a vacancy on the Board.  Professor Durongkadej  Professor Durongkadej, 59, a resident of Bangkok, Thailand, is considered to be an expert in the design, manufacture and system software programming of water treatment systems for drinking, industrial usage and wastewater, as well as manufacture and processing of steel fabrication and chemicals for agriculture. Professor Durongkadej has held various managerial positions involving technology expertise in the public and private sector in Thailand, and as a consultant to the Thailand government. His most recent roles were General Manager of B&W Auto Parts fom 2004 – 2005, Managing Director, Chemplus Group Co. from 2005 – 2006, and Managing Director of PS Factory Home Appliances Co from 2006 to current. Professor Durongkadej also spent approximately seven years in the United States during the 1970's and early 1980's where he was employed by the NASA, the U.S. Department of Defense, Fairchild Co. and IBM. He has a B.S. (Electrical Engineering) from Chulalongkorn University, Bangkok, Thailand, and an M.S. (Electrical Engineering) from University of Missouri, Columbia, Missouri, USA.

Item 8.01. Other Events.

On January 29, 2010, the registrant issued a press release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1, in connection with the appointment of   to the registrant’s Board of Directors.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release, dated January 28, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Neah Power Systems, Inc.

Date: February 2, 2010	By:	/s/ Gerard C. D’Couto
Gerard C. D’Couto
President